As filed with the Securities and Exchange Commission on July 25, 1997
                                                      Registration No. 333-29863

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                  PRE-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          Agouron Pharmaceuticals, Inc.
             (Exact name of registrant as specified in its charter)

          California                                       33-0061928
  (State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                       Identification No.)
                             -----------------------

            10350 North Torrey Pines Road, La Jolla, California 92037
                                 (619) 622-8000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  Peter Johnson
                      President and Chief Executive Officer
                          AGOURON PHARMACEUTICALS, INC.
            10350 North Torrey Pines Road, La Jolla, California 92037
                                 (619) 622-8000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             -----------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the Selling Stockholders.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                                CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
                                                                Proposed maximum
                                                                 offering price
 Title of each class of securities to be       Amount to be       per share(1)        Proposed maximum          Amount of
               registered                       registered                           aggregate offering        registration
                                                                                          price(1)                fee(2)
--------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------====================
Common Stock, no par value..........             197,056             $85.375             $16,823,656            $5,098.08
------------------------------------------------------------------------------------------------------------====================

(1) Calculated in accordance with Rule 457(c) under the Securities Act of 1933.
(2) Registration fee has been previously paid.

                             -----------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

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

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The following table sets forth the expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of the Common Stock being registered. All amounts shown are estimates, except the registration fee.


    Securities and Exchange Commission Registration Fee...................  $     5,098.08
    Accounting Fees and Expenses  ........................................        2,000.00
    Miscellaneous.........................................................        5,000.00
                                                                            --------------
                                                                            $    12,098.08
                                                                            ==============

Item 15.  Indemnification of Directors and Officers

         Section 317 of the California General Corporation Law generally provides indemnification to officers and directors of the Company against expenses, judgments, fines and amounts paid in settlement under certain conditions and subject to certain limitations.

         Article VII of the articles of incorporation of the Company provides that liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under California law. Further,
Article VIII of the articles of incorporation authorizes the Company to provide indemnification of agents (as defined in Section 317) for breach of duty to the Company and its shareholders through bylaw provisions or through agreements with such agents, or both, in excess of the indemnification otherwise permitted by
Section 317, subject to the limits on such excess  indemnification  set forth in
Section 317.

         Section 3.15 of the bylaws of the Company authorizes the Company to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than actions by or in the right of the Company to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Company, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Company. Section 3.15 also authorizes the Company to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was an agent of the Company against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith.

         Any indemnification under Section 3.15 is to be made by the Company only if authorized in the specific case upon determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct required by Paragraphs 3.15.2 or 3.15.3 of the bylaws.

         Pursuant to authorization provided under the articles of incorporation and the bylaws, the Company has entered into indemnification agreements with each of its present directors. The Company has also entered into similar agreements with certain of the Company's officers who are not directors.
Generally, the indemnification agreements attempt to provide the maximum protection permitted by California law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Company (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses) for settlements not approved by the Company or for settlements and expenses if the settlement is not approved by the court. The indemnification agreements provide for the Company to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to the Company copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification.

         Section 3.15 of the bylaws also provides that, in the event of a determination by the Board of Directors of the Company to purchase insurance for certain of its agents, the Company shall purchase and maintain insurance on behalf of any such agent against liability asserted against or incurred by the agent in such capacity or arising out of the agent's status, whether or not the Company would have the power to indemnify the agent against such liability under the provisions of Section 3.15.

         The Company has in effect directors and officers liability insurance policies which insure directors and officers of the Company. The policies expire on October 13, 1997. Although the Company intends to renew the policies on or before their expiration date, there can be no assurance that the policies will be renewed on terms acceptable to the Company. Under the policies, the directors and officers of the Company are insured against loss arising from claims made against them due to wrongful acts while acting in their individual and collective capacities as directors and officers, subject to certain exclusions. In addition, the policies insure the Company against losses for which its directors and officers are entitled to indemnification, subject to a retention of $250,000 payable by the Company. The policies are "claims made" policies and provide coverage only for losses arising out of claims first made against the Company and reported to the insurer during the policy period.

Item 16.  Exhibits

          EXHIBIT
          NUMBER

            5.1*       Opinion of Gary E. Friedman, Esq.

           23.1        Consent of Independent Accountants.

           23.2*       Consent of Gary E. Friedman, Esq. (contained in
                       Exhibit 5.1).

           24.1* Power of Attorney (contained on signature page of the Registration Statement).

----------------------------
*  Previously filed.

Item 17.  Undertakings

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 25th day of July, 1997.

                                      AGOURON PHARMACEUTICALS, INC.

                                      By: /s/ Steven S. Cowell
                                          Steven S. Cowell
                                          Corporate Vice President, Finance
                                          and Chief Financial Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            Signature                                       Title                                  Date

     * Peter Johnson                                 President, Chief Executive                July 25, 1997
------------------------------------------
Peter Johnson                                        Officer and Director

     /s/ Steven S. Cowell                            Corporate Vice President, Finance         July 25, 1997
------------------------------------------
Steven S. Cowell                                     and Chief Financial Officer

     * Gary  E. Friedman                             Corporate Vice President, General         July 25, 1997
------------------------------------------
Gary E. Friedman                                     Counsel, Secretary and Director

     * John N. Abelson                               Director                                  July 25, 1997
------------------------------------------
John N. Abelson

     * Patricia M. Cloherty                          Director                                  July 25, 1997
------------------------------------------
Patricia M. Cloherty

     * A.E. Cohen                                    Director                                  July 25, 1997
A.E. Cohen

     * Michael E. Herman                             Director                                  July 25, 1997
------------------------------------------
Michael E. Herman

     * Irving S. Johnson                             Director                                  July 25, 1997
------------------------------------------
Irving S. Johnson

     * Antonie T. Knoppers                           Director                                  July 25, 1997
------------------------------------------
Antonie T. Knoppers

     * Melvin I. Simon                               Director                                  July 25, 1997
------------------------------------------
Melvin I. Simon


*By:   /s/ Steven S. Cowell                                                                    July 25, 1997
       -----------------------------------
       Steven S. Cowell

                                  EXHIBIT INDEX

                5.1*       Opinion of Gary E. Friedman, Esq.

                23.1       Consent of Independent Accountants.

                23.2*      Consent of Gary E. Friedman, Esq. (contained in
                           Exhibit 5.1).

                24.1* Power of Attorney (contained on signature page of the Registration Statement).


----------------------------
*  Previously filed.